UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 5, 2010 (October 4, 2010)

TC POWER MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53232	27-0686445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Madison Ave, 14th Floor
New York, New York  10022
(Address of principal executive offices) (Zip Code)

(212)-588-0022
Company’s telephone number, including area code

628 11th Avenue NE, Calgary, Alberta Canada T2E 0Z7
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 5.02 hereof is incorporated by reference into this Item 3.02.  TC Power Management Corp. (the “Company”) issued the shares in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act").  This issuance qualified for exemption from registration because, among other things, the issuance did not involve a public offering, the recipient had access to information about the Company and the investment, the recipient took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 4, 2010, the Company appointed Steven A. Sanders to the Board of Directors and as Chief Executive Officer, Secretary and Treasurer.  In connection with the appointment, Mr. Sanders entered into the Company’s standard form of Indemnification Agreement. Pursuant to this agreement, subject to the exceptions and limitations provided therein, the Company has agreed to hold harmless and indemnify Mr. Sanders to the fullest extent permitted by law against any and all liabilities and expenses in connection with any proceeding to which such director or officer was, is or becomes a party, arising out of his services as an officer, director, employee, agent or fiduciary of the Company or its subsidiaries. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.1.

Since July 2007, Mr. Sanders has been the Senior Partner of Sanders Ortoli Vaughn-Flam Rosenstadt LLP. From January 1, 2004 until June 30, 2007, he was of counsel to the law firm of Rubin, Bailin, Ortoli, LLP.  Mr. Sanders also serves as a Director of Helijet International, Inc. and Op-Tech Environmental Services, Inc.  Additionally, he is a Director of the Roundabout Theatre Company (the largest non-for-profit theatre in North America), Town Hall, New York City, and the American Academy of Dramatic Arts.

Pursuant to a Compensation Agreement dated October 4, 2010, Mr. Sanders will receive a stock award in the amount of 37,500 shares of the Company as compensation for serving as a director upon the start of each year for which he serves as a director.  The initial term of the Compensation Agreement is three years.  If Mr. Sanders is removed without cause from his service as a director prior to the end of the initial term, the Company shall immediately provide him with any unpaid stock award under the Compensation Agreement that he would have received if he had served the entire initial term. The foregoing description of the Compensation Agreement does not purport to be complete and is qualified in its entirety by reference to that agreement.

On October 4, 2010, Nigel Johnson resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and its sole director, and the Company’s Board of Directors accepted such resignation. Mr. Johnson’s resignation is not the result of any disagreement with the policies, practices or procedures of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description
10.1	Indemnification Agreement
10.2	Compensation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TC Power Management Corp
Dated:  October 4, 2010

By:  /s/ Steven A. Sanders
Name: Steven A Sanders
Title:  Chief Executive Officer